SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 16, 2003

                                MEDICORE, INC.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                      0-6906               59-0941551
----------------------------         ------------        -------------------
(State or Other Jurisdiction         (Commission           (IRS Employer
      of Incorporation)              File Number)        Identification No.)


   2337 West 76th Street, Hialeah, Florida                      33016
  ----------------------------------------                   ----------
  (Address of Principal Executive Offices)                   (Zip Code)

      Registrant's telephone number, including area code (305) 558-4000

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Item 5.  Other Events and Required FD Disclosure

     The company is reiterating its announcement, initially made in December, 2002, of its intention to acquire up to 1,000,000 shares of its outstanding common stock in one or more combinations of purchases in the open market, in privately negotiated or block transactions at current market prices.
Since that date, the company acquired 48,500 shares of common stock for approximately $70,000. The company's common stock closed at $1.56 on Monday, September 15, 2003. Management believes the common stock is undervalued. There is no assurance as to the extent of the amount, if any, of common stock that may be purchased by the company. Further details were provided in the company's press release as attached as an exhibit to this current report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not applicable

     (b)  Pro Forma Financial Information

          Not applicable

     (c)  Exhibits

          (20)  Other Documents or Statements to Security Holders

                (i)  Press Release dated September 16, 2003

                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By------------------------------
                                         THOMAS K. LANGBEIN, Chairman of
                                         the Board, CEO and President

Dated:  September 16, 2003

                               EXHIBIT INDEX


  (20)  Other Documents or Statements to Security Holders

        (i)  Press Release dated September 16, 2003